FORM OF
                             FBR FUND ADVISERS, INC.
                          FBR INVESTMENT SERVICES, INC.
                                       and
                             THE FBR FAMILY OF FUNDS
                                 CODE OF ETHICS

                                TABLE OF CONTENTS

                                                                           Page





1.      Introduction.........................................................1


2.      Does the Code Apply to You?..........................................2


3.      Who Interprets and Enforces the Code?................................2


4.      The Procedures Are Part of the Code..................................3


5.      Guidelines for Compliance with Your Ethical Obligations..............3


6.      What happens if you Violate the Code or the Procedures?..............7


7.      Additional Ethical Considerations You Should Keep in Mind............7


8.      Insider Trading Compliance Procedures................................8


Appendix:  Rules and Procedures under the Code of Ethics.....................9


1.      Introduction.........................................................9


2.      Do the Code and Procedures Apply To You?.............................9


3.      Definitions..........................................................9


4.      General Prohibitions for All Employees..............................11


5.      If You Choose to Trade for Your Own Account.........................17


6.      Administrative Procedures and Record Keeping Responsibilities of the
        Compliance Officer..................................................20


7.      Your Securities Transactions Will Be Monitored......................21


8.      Annual Seminars.....................................................21


9.      Special Reports to Directors........................................22


10.     Annual Reports by the Compliance Officer............................22


11.     What Can Happen If You Violate the Code.............................22


12.     Special Procedures For Accounts in Which Access Persons and Investment
        Persons Have an Ownership Interest................................. 23

Exhibit A:  WHAT IS "BENEFICIAL OWNERSHIP"..................................24


A.      What is Beneficial Ownership........................................24


B.      General Rules As to Beneficial Ownership............................24


C.      Examples of Beneficial Ownership....................................26


Exhibit B:  The Distinction Between Reportable Securities and
            Securities Requiring Prior Approval.............................28


EXHIBIT C:  Initial/ANNUAL and Quarterly Reporting Forms....................30


Exhibit D:  Initial Acknowledgement Forms...................................34


Exhibit E:  Annual Acknowledgement Forms....................................36


Exhibit F:  Procedures For The Pre-Clearance Of Personal Securities
            Transactions....................................................38

                             FBR FUND ADVISERS, INC.
                          FBR INVESTMENT SERVICES, INC.
                                       and
                             THE FBR FAMILY OF FUNDS
                                 CODE OF ETHICS


1.       Introduction

         WHEREAS, FBR Fund Advisers, Inc. (the "Adviser") is a registered investment adviser under the Investment Advisers Act of 1940 and provides investment advisory services to investment companies and other clients; and

         WHEREAS, the investment advisory business involves decisions and information that may have at least a temporary impact on the market price of securities, thus creating a potential for conflicts of interest between investment advisers and their clients; and

         WHEREAS, the Adviser has a fiduciary duty with respect to each portfolio under management and the interests of the client accounts and of the shareholders of the Adviser's investment company clients must take precedence over the interests of the Adviser, its officers and employees, thus requiring adherence to the highest standards of conduct by the officers and employees of the Adviser; and

         WHEREAS, FBR Investment Services, Inc. (the "Distributor") is a registered broker-dealer under the Securities Exchange Act of 1934 and serves as distributor of shares of investment companies;

         WHEREAS, practical steps must be taken to ensure that no action is taken by an officer or employee of the Adviser/Distributor which is, or appears to be, adverse to the interests of the Adviser/Distributor or any of their client accounts, including the definition of standards of conduct for such employees, while at the same time avoiding unnecessary restrictions on the actions of such officers and employees; and

         WHEREAS, The FBR Family of Funds (the "Fund") is an open-end management investment company, registered under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, the Fund is advised by the Adviser and the Distributor distributes shares of the Fund; and

         WHEREAS, the Board of Trustees has received a certification from The FBR Family of Funds that the procedures contained in the following Code of Ethics (the "Code") and the rules and procedures adopted thereunder (the "Procedures") are reasonably necessary to prevent access persons from violating the Code and Procedures; it is

         RESOLVED, that the Board of Directors of the Adviser/Distributor and the Board of Trustees of the Fund hereby adopt the following Code pursuant to the provisions of Rule 17j-1 under the 1940 Act, as amended.

2.       Does the Code Apply to You?

         The Code applies to "employees." Unless otherwise indicated, the term "employee" means: (1) all officers, directors and employees, including "investment persons," "portfolio managers" and "access persons," as defined in the rules and procedures ("Procedures") adopted hereunder, of the Adviser/Distributor and their affiliates and wholly owned and indirect subsidiaries and (2) officers, directors (who maintain offices at the Adviser/Distributor) and employees of the Adviser/Distributor who have an active part in the management, portfolio selection, underwriting or shareholder functions with respect to the Adviser's or Distributor's investment company clients or provide one or more similar services for the Adviser's non-investment company clients. (Hereinafter, references to the Adviser includes the Distributor and each of their affiliates).

The term "employee" does not include directors or trustees of any investment company managed by the Adviser, provided that they do not regularly obtain current information concerning the investment recommendations or decisions made by the Adviser on behalf of client accounts ("independent directors"). These directors may obtain periodic updates of investment decisions after the funds have effected these transactions.

3.       Who Interprets and Enforces the Code?

         The Chief Executive Officer of the Adviser shall appoint a Compliance Officer (the "Compliance Officer") among whose duties will be administration of the Code of Ethics. The Compliance Officer (or his/her designee) shall have the responsibility for interpreting the provisions of the Code, for adopting and implementing Procedures for the enforcement of the provisions of the Code, for identifying and informing all "access persons" of their reporting obligations, and for determining whether a violation of the provisions of the Code, or of any such related Procedures has occurred.

         The Compliance Officer (or designee) will monitor personal investment activity by all "access persons" (as defined in the Procedures attached as the Appendix), both before and after any trade occurs and will review all securities transaction and holding reports, conduct education seminars as appropriate, obtain annual employee certifications as deemed appropriate, and maintain all appropriate records in the manner and to the extent required under the federal securities laws. In the event of a finding that a violation has occurred, the Compliance Officer (or designee) shall take such action as he/she deems appropriate, which may include recommendations to the Board of Directors of the Adviser or to the board of any of its affiliates or subsidiaries, on the imposition of sanctions or initiation of disgorgement proceedings. The Compliance Officer (or designee) shall also make recommendations and submit reports to the Boards of Directors/Trustees of the Adviser's investment company clients regarding any such violations and the actions taken with respect thereto.

4.       The Procedures Are Part of the Code

         From time to time, the Compliance Officer shall, with the consent of the Fund Board, adopt Procedures to carry out the intent of the Code. Among other things, the Procedures require certain new employees to complete an Asset Disclosure Form and such other forms as deemed appropriate by the Compliance Officer. Such Procedures are hereby incorporated into the Code and are made a part of the Code. Therefore, a violation of the Procedures shall be deemed a violation of the Code.

5.      Guidelines for Compliance with Your Ethical Obligations

A.      General

        1. Each officer and employee of the Adviser should undertake to become informed of and comply strictly with the applicable federal and state laws and the rules and regulations of any governmental agency or self-regulatory organization governing his/her actions as an employee or director of the Adviser.

        2. Each officer and employee of the Adviser shall comply with applicable federal and state laws and regulations and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures. Trading on material non-public information, ("inside information"), of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is prohibited.

        3. Each officer and employee of the Adviser shall comply with the procedures and guidelines established by the Adviser to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. No employee shall knowingly participate in, assist or condone any act in violation of any statute or regulation governing the Adviser or any act that would violate any provision of this Code or of the Procedures adopted hereunder.

        4. Each employee and director shall familiarize himself/herself and shall comply strictly with the provisions of this Code and the Procedures adopted hereunder.

        5. Each employee having supervisory responsibility over other employees shall exercise reasonable supervision over those employees, with a view to preventing any violation by such persons of the provisions of the Code, including the Procedures adopted hereunder, and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures.

        6. Any employee who has knowledge that an act in violation of applicable provisions of the Code, the Procedures or the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures has occurred, shall immediately report such evidence to the Compliance Officer (or designee) of the Adviser. Such action by the employee will remain confidential, unless the employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in Section 6 hereof.

B.          Your Ethical Obligations

        1. Each director/trustee of the Fund will undertake to refrain from using insider information gained in connection with his/her service as a director or trading on the basis of information regarding Fund investments as in the case of an "access person."

        2. Each "interested" director/trustee shall file an initial holdings report, report his/her securities holdings annually, and report any changes in his or her holdings quarterly, as provided in the Procedures. An independent director/trustee of the Fund, however, does not have to submit an initial or annual holdings report. An independent director/trustee also does not have to submit a quarterly transaction report, unless he or she knew, or in the ordinary course of fulfilling his or her official duties as a director/trustee, should have known, that during the 15-day period immediately before or after his or her transaction in a "security," as defined in the Procedures in Section 3(C), the Fund purchased or sold the security, or the Fund or the Adviser considered purchasing or selling the security.

        3. Directors/trustees of the Fund shall also adhere to the high standards of the conduct appropriate to their position and refrain from any action which would be inconsistent with their obligation to safeguard the assets of the Fund in accordance with the Fund's investment policies, and act in the best interests of Fund shareholders.

        4. Officers and employees of the Adviser should conduct themselves in a manner consistent with the highest ethical and fiduciary standards. They should avoid any action, whether for personal profit or otherwise, that is likely to result in a conflict of interest with the Adviser or its client accounts (as defined in the Procedures adopted hereunder), or which may be otherwise detrimental to the interests of the Adviser or its client accounts.1
---------------------
1 Conflicts of interest generally result when an individual has a personal interest in an investment or transaction that is or may be competitive with his or her responsibilities to other persons or entities (such as the Adviser or its client accounts) or where an individual has competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between a client account and the Adviser or its officers, directors and employees, such a conflict may result from the purchase or sale of securities for a client account and for the personal account of the individual involved or the account of any "affiliate" (e.g., relative, partnership) of that individual as the term is defined in the 1940 Act. A conflict may also arise from the purchase or sale for a client account of securities in which an officer, director or employee of the Adviser has a pre-existing economic interest. A conflict may also arise from a vendor relationship in which an employee has a direct (or indirect) financial, family, or other personal interest. Conflicts of interest between the Adviser and a vendor should be resolved by the employee in a manner that is not disadvantageous to the Adviser. Potential or actual conflicts must be disclosed to the Adviser. Every effort should be made to avoid such conflicts of interest wherever possible and, where they occur, to resolve them in a manner that is not disadvantageous to a client.

        5. Officers and employees of the Adviser should act in a manner consistent with their fiduciary obligation to clients of the Adviser, and shall not deprive any client account of an investment opportunity in order to personally benefit from that opportunity.

        6. Without the knowledge and approval of the Compliance Officer (or designee) of the Adviser, officers and employees of the Adviser shall not engage in a business activity or practice for compensation in competition with the Adviser or its advised accounts. Each employee who is deemed to be an "investment person" as defined in the Procedures shall obtain the written approval of the Adviser's Compliance Officer (or designee) to participate on a board of directors/trustees or governing board of any the following organizations:

               . any publicly traded company, partnership or trust; or any such privately held entity that is likely to seek public funds through a securities offering;

               .    any hospital or philanthropic institution;*

               .    any local or state municipal authority;* and/or

               .    any charitable organization.*

               * These restrictions relate to organizations that have raised or intend to raise money in a public securities offering.

        7. Each officer or employee of the Adviser, in making an investment recommendation or taking any investment action, shall exercise appropriate diligence and thoroughness, and shall have a reasonable basis for any such recommendation or action.

        8. Each officer or employee of the Adviser and director/trustee of the Funds shall not attempt to improperly influence, for his or her personal benefit, any investment strategy to be followed or investment action to be taken by the Adviser for its client accounts.

        9. Each officer or employee of the Adviser and director/trustee of the Funds shall not improperly use, for his or her personal benefit any knowledge, whether obtained through such person's relationship with the Adviser or otherwise, of any investment recommendation made or to be made, or of any investment action taken or to be taken by the Adviser for its client accounts.

        10. Officers and employees of the Adviser and independent directors/trustees of the Funds shall not disclose non-public information relating to a client account, portfolio or transactions or to the investment recommendations of the Adviser, nor shall any officers or employee of the Adviser or Fund director/trustee disclose any non-public information relating to the business or operations of the Adviser, unless properly authorized to do so.

        11. Officers and employees of the Adviser shall not accept, directly or indirectly, from a broker-dealer or other vendor who transacts business with the Adviser or provides services to its client accounts, any gifts, gratuities or other things of such value or significance that their acceptance might reasonably be expected to influence the individual's exercise of independent and objective judgment in carrying out his or her duties or otherwise gives the appearance of impropriety.

        12. Each officer or employee of the Adviser who is deemed to be an "investment person" as defined in the Procedures shall not acquire securities for an account in which he/she has a direct or indirect beneficial interest in an initial public offering ("IPO") or on behalf of any person, entity or organization that is not a client of the Adviser.

        13. All personal securities transactions of officers or employees of the Adviser must be conducted in accord with the provisions of this Code and the Procedures, and in a manner which will avoid any actual or, insofar as possible, potential conflicts of interest or any abuse of such employee's position of trust and responsibility. Unless an exemption is available, officers and employees who are deemed to be "access persons" as defined in the Procedures, shall pre-clear all transactions in securities in accordance with the provisions of the Procedures.

        14. Each officer or employee of the Adviser, who is deemed to be an "investment person" as defined in the Procedures shall refrain from engaging in personal securities transactions in connection with any security that is not registered under Section 12 of the Securities Act of 1933 (i.e., a private placement security) or in a limited offering as defined in the Procedures unless such transaction has been pre-approved by the Compliance Officer (or designee).

        15. Officers and employees who are deemed to be "access persons" as defined in the Procedures shall not execute a parallel transaction in connection with the purchase or sale of a security on any day during which any of the Adviser's clients, including investment company clients, has a pending buy or sell order in the same security, until that order is executed or withdrawn. In addition, employees who are deemed to be "investment persons" as defined in the Procedures, may not engage in a transaction in connection with the purchase or sale of a security within seven (7) calendar days before and after an investment company client of the Adviser trades in that security.

        16. Each officer or employee, who is deemed to be an "investment person" as defined in the Procedures, may not purchase and voluntarily sell or sell and voluntarily purchase the same (or equivalent) securities of the same issuer within 30 calendar days of a trade by one or more client accounts unless such employee complies with the disgorgement procedures set forth in the Procedures. Any transaction under this provision will result in disgorgement proceedings for any profits received in connection with such transaction by such employee.

6.   What Happens if You Violate the Code or the Procedures?

     Employees violating the provisions of the Code or any Procedures may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, imposition of an education requirement or formal censure; fines, suspension, reassignment, demotion or termination of employment; or other significant remedial action. Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections (5)(B)(15)-(16) above.

7.   Additional Ethical Considerations You Should Keep in Mind

     The Friedman, Billings & Ramsey Group., Inc. Insider Trading Compliance Procedures, this Code and the related Procedures under the Code cannot, and do not, cover every situation in which choices and decisions must be made, because other company policies, practices and procedures (as well as good common sense) and good business judgment also apply. Officers and employees of the Adviser and Fund directors/trustees should read and understand these documents thoroughly. They present important rules of conduct and operating controls for all officers and employees. Officers and employees are also expected to present questions to their supervisors and, where warranted, to the Compliance Officer (or designee) for his/her advice or disposition and to report suspected violations as set forth above.

8.   Insider Trading Compliance Procedures

     The Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures apply to all employees and other persons associated with the Adviser, the Distributor or the Fund. All such persons are expected to request a copy of this document, if a copy has not already been provided to you.

FBR Investment Services, Inc.                   FBR Fund Advisers, Inc.

By:   _____________________________             By:   __________________________

      _____________________________                   __________________________
                  Date                                      Date

                                                The FBR Family of Funds

                                                By:   __________________________

                                                      __________________________
                                                             Date

             Appendix: Rules and Procedures under the Code of Ethics

                             FBR FUND ADVISERS, INC.
                          FBR INVESTMENT SERVICES, INC.
                                       and
                             THE FBR FAMILY OF FUNDS
              Rules And Procedures Adopted Under The Code Of Ethics

1.       Introduction

         These rules and procedures (collectively, "Procedures") have been adopted by FBR Fund Advisers, Inc. (the "Adviser"), FBR Investment Services, Inc. (the "Distributor") and The FBR Family of Funds (the "Fund") to carry out the intent of the Code of Ethics of the Adviser, the Distributor and the Fund (the "Code") and are incorporated by reference into and made a part of the Code. The Code has been approved by the Adviser, the Distributor and by the Board of Trustees of the Fund.

         The Compliance Officer (or designee) has the responsibility for interpreting the provisions of the Code, for adopting and implementing these Procedures, and for determining whether a violation of the provisions of the Code or of these Procedures has occurred and, if so, for imposing appropriate sanctions. Further, the Code authorizes the Compliance Officer (or designee) to adopt procedures, rules and guidelines designed to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material non-public information.

2.       Do the Code and Procedures Apply To You?

         All employees, directors/trustees, officers or general partners of the Fund, Adviser and Distributor should review the Code and Procedures. Hereinafter, references to the Adviser include the Distributor and their affiliates. Any questions regarding the Code or the Procedures should be referred to the Compliance Officer (or designee) of the Adviser.

3.       Definitions

         For purposes of these Procedures, the following terms shall have the meanings set forth below:

         A.      "Beneficial Ownership" means:

        . having or sharing, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, a direct or indirect pecuniary interest in any class of equity securities.

        . The term "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

         Generally, a person will be regarded as having a direct or indirect beneficial ownership interest in securities held in his/her name, as well as in the name of a spouse, minor children who live with such person, and any other relative (parents, adult children, brothers, sisters, in-laws, etc.) who shares the same household with such person. See Exhibit A to these Procedures for a more complete description of beneficial ownership, as well as examples of beneficial ownership.

        B. "Employee" has the same meaning as set forth in Section 2 of the Code. In addition, the following definitions apply:

            1. "Access Person" includes any director, officer, or general partner of the Fund or Adviser as well as any employee of the Fund or Adviser (or of any company, in a control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and any natural person in a control relationship to the Fund or Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of securities by the Fund.

            2. "Investment Person" includes all directors and officers of the Adviser and any employee of the Fund or Adviser (or of any company in a control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund (i.e., traders, ---- securities analysts as well as all "portfolio managers") and any natural person who controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

            3.  "Portfolio   Manager"  includes  those  employees  who  actively
                participate in the portfolio selection, monitoring and reporting with respect to one or more of the Adviser's client accounts.

            4. "Client Accounts" includes all private accounts and investment companies who have entered into investment management, administrative and advisory agreements or sub-advisory agreements with one or more of the members of the Adviser as described in the Code.

            5. "Affiliated Accounts" includes all partnerships, hedge funds and similar accounts in which all access persons in the aggregate directly or indirectly own 5% or more.

        C. "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security or on any group or index of securities (including any interest therein or based on the value thereof), any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. With respect to the reporting requirements for access persons, "security" does not mean: direct obligations of the U.S. government; --- bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and securities issued by mutual funds.

            1. "Equivalent Security" means a security that: (1) is convertible into another security or (2) gives its holder the right to purchase another security of the same issuer. For example, a bond or preferred stock may be convertible into another security of the same issuer, or an option or warrant may give the holder the right to purchase stock of the same issuer.

        D. "Reportable Security" means any security that must be reported to the Compliance Officer (or designee) after execution of a trade (see Exhibit B for examples).

        E. "Security Requiring Prior Approval" means any reportable security that must be pre-cleared by the Compliance Officer (or designee) prior to execution of a trade (see Exhibit B for examples).

    4.  General Prohibitions for All Employees

         The Adviser and the Fund have determined that the following courses of conduct are prohibited for all the Adviser's employees:

        A.  Insider Trading

            Every employee is forbidden from trading, either personally or on behalf of others (including client accounts managed by the Adviser), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every employee of the Adviser and extends to activities within and outside their duties at the Adviser. See the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures for a description of "insider trading" and special procedures that are designed to detect and prevent "insider trading."

        B.  Transactions in Securities on the Restricted List

            From time to time, employees may obtain material, non-public information or establish special or "insider" relationships with one or more issuers of securities (i.e., the employee may become an officer or director of an issuer, a member of a creditor committee that engages in material negotiations with an issuer, etc.). In these cases, the Compliance Officer (or designee) may maintain a "Restricted List" containing the names of issuers whose securities are not eligible for purchase or sale by employees and/or client accounts.

            Employees who are deemed to be access persons may not trade, either personally or on behalf of client accounts of the Adviser, in a security of an issuer appearing on the Restricted List. With respect to personal transactions of employees, the Compliance Officer (or designee) will advise each employee during the prior approval process if a security appears on the Restricted List. With respect to trading on behalf of client accounts, the Compliance Officer (or designee) will advise the portfolio managers thereof in writing when any issuers are added to or deleted from the Restricted List.

        C.  Gifts

            Except as noted below, an employee shall not solicit or accept from a broker/dealer or other vendor that transacts business with the Adviser or its client accounts any gifts or gratuities or other things of value. For this purpose, gifts and gratuities and other things of value do not include unsolicited entertainment (including meals or tickets to cultural or sporting events) that are not so frequent or extensive as to raise any question of impropriety. An employee may not accept unsolicited gifts or other things of more than de minimis value from any person or entity that does business with or on behalf of an investment company client account. In any such case, the value may not exceed $100 per giver per year.

        D.  Outside Employment

            Employees shall not undertake a business activity or practice for compensation that is in competition with the Adviser unless they have received the written consent of the Compliance Officer (or designee) of the Adviser. For this purpose, "business activity or practice" includes any service that the Adviser currently makes available for compensation. In addition, employees who are deemed to be investment persons are prohibited from serving on the board of directors/trustees of certain organizations without prior written approval from the Compliance Officer (or designee) (see Section 5(B)(6) of the Code). In the relatively small number of instances in which board service is authorized, investment persons serving as directors normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

            Employees shall also avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest with the Adviser or its client accounts, or which may be otherwise detrimental to the interest of the Adviser or its client accounts. Such conflict may also arise from the purchase and sale for a client account of securities in which an officer, director or employee of the Adviser has an economic interest. Moreover, such conflict may arise in connection with vendor relationships in which such employee has any direct or indirect financial interest, family interests or other personal interest. Such conflicts must be resolved in favor of the Adviser's client, or if a vendor, in favor of the Adviser.

        E.  Failure to Report Security Holdings

            Upon commencement of duty with the Adviser, each investment and access person shall disclose, on the appropriate form, all holdings of securities to the Compliance Officer (or designee). An employee who is deemed to be an investment person shall not cause or attempt to cause client accounts to acquire or dispose of any such security (including any option, warrant or other right or interest relating to such security) unless the employee shall first disclose to the Compliance Officer (or designee) all facts reasonably necessary to assure that any conflicts of interest relating to such security are resolved in a manner that is not disadvantageous to client accounts.

            The disclosures as described above are intended to bring to the attention of the Compliance Officer (or designee) any actual or apparent conflicts of interest and to prevent employees from exerting, or appearing to exert, improper influence on the management of client accounts.

        F.  Depriving Client Accounts of Investment Opportunities

            The failure of an employee who is deemed to be a portfolio manager to recommend an investment opportunity to, or to purchase an investment opportunity for, a client account in order to obtain a personal benefit will be considered a course of conduct that deprives a client account of an investment opportunity. Therefore, such conduct will be considered to be a violation of Section 5(B)(5) of the Code. An example of this type of prohibited conduct is to effect a personal transaction in a security and to intentionally fail to recommend, or to fail to effect, a suitable client account transaction in such security in order to avoid the appearance of a conflict of interest.

        G.  "Scalping" or "Front-Running"

            Employees shall not acquire or dispose of beneficial ownership of a security if such acquisition or disposition is based upon the employee's knowledge of actions already taken, being taken or being considered by the Adviser on behalf of any of its client accounts. Such prohibited conduct will be considered to violate one or more of Sections 5(B)(3), 5(B)(4) and 5(B)(9) of the Code. Examples of this type of prohibited conduct include:

            . for personal gain, an employee uses knowledge of a future purchase of a security by a client account and buys the security or acquires direct or indirect beneficial ownership of the security before the client account buys the security; or

            . for personal gain, an employee uses knowledge of a future sale of a security by a client account and sells the security for any account with respect to which the employee is the direct or indirect beneficial owner before the client account sells the security (e.g., the employee sells short a security based on knowledge of a future sale of the security by a client account).

        H.  Fraudulent Conduct

            Employees, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired2 by the Fund may not:

            .   employ any device, scheme or artifice to defraud the Fund;

            . make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

            . engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

            .   engage in any manipulative practice with respect to the Fund.

        I.  Restricted Trading Periods ("Blackout Periods")

                1.  Same Day Restriction

                    Employees who are deemed to be "access persons" are prohibited from executing a parallel securities transaction on any day during which a client account has a pending "buy" or "sell" order in the same (or equivalent) security of the same issuer, until that order is executed or withdrawn.


----------------
2 A "security held or to be acquired" means: (1) any security which, within the most recent 15 days (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or FBR Fund Advisers, Inc. for purchase by the Fund; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in Section 3(c) of the Procedures.

            Exceptions

            Notwithstanding anything to the contrary, an access person may engage in transactions in the same securities or similar securities as the Funds provided that (1) the transactions are aggregated and
            (2) in the opinion of the trader and the Compliance Officer, the transaction is not likely to adversely affect the price at which the Funds' order will be executed.

            Generally, transactions in securities with an average monthly trading volume of $100 million or more shall be presumed to meet these criteria. In addition, an access person may engage in transactions in mutual fund shares and U.S. government securities without regard to the blackout period.

        2.  Seven-Days Restriction

            Employees who are deemed to be access persons are prohibited from buying or selling a security for seven calendar days after a client account executes an opposite trade in the same (or equivalent) security of the same issuer. For example if a client account sold a security within the last seven calendar days, access persons would be prohibited from buying the same (or equivalent) security of the same issuer. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.)

            Employees who are deemed to be investment persons are prohibited from buying or selling a security within at least seven calendar days before or after a client account trades in the same (or equivalent) security of the same issuer. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.) If any client account purchases or sells a security within seven days before or after a trade by an investment person, the Compliance Officer (or designee) will require that the employee take such action as necessary to unwind, reverse or disgorge such securities. The Compliance Officer (or designee) will direct the employee to disgorge any profits obtained as a result of such subsequent trade.

            Depending on the circumstances in each case, it may be appropriate for the Compliance Officer (or designee) to impose a "cooling-off period" longer or shorter than the seven calendar day period described above. Some of these circumstances could include whether the security is thinly traded, the number and dollar volume of transactions of employees and client accounts, and the employee's level of involvement in the investment process.

     3.   30-Days Restriction

            Employees who are deemed investment persons are prohibited from profiting from the purchase and voluntary sale, or sale and voluntary purchase, of the same (or equivalent) securities within 30 calendar days of a trade by one or more client accounts.

               . Any such short-term trade will be investigated by the Compliance Officer (or designee) who shall render a finding and determine the appropriate disposition of the matter.

               . Any profits realized upon such disposition are subject to disgorgement under such rules as adopted by the Adviser.

               .    The  Adviser  may  adopt  rules   providing   for   hardship
                    exceptions upon application on a case-by case basis.

                Note:  Notwithstanding  the above, it is the Adviser's  judgment that excessive short-term trading can be a time-consuming distraction, can interfere with an employee's ability to perform his/her duties in a diligent and thorough manner and can act in a manner inconsistent with the Adviser's fiduciary duty to clients. Such trading increases the possibility of actual or apparent conflicts of interests.

     J.   Disclosure of Confidential Information

            Except in the ordinary course of assigned duties, employees shall not disclose to any non-employee or other non-member of the Adviser information concerning particular securities that are held or being considered for purchase or sale by client accounts, any information concerning client accounts or any other information deemed confidential by the Adviser.

     K.   Purchase  of  Non-Investment  Grade  Corporate  Bonds  Held in  Client
          Accounts

            Employees who are deemed to be access persons shall not acquire direct or indirect beneficial ownership of a corporate bond if, at the time of such acquisition, any debt security of the issuer of such bond is held in a client account and such corporate bond is rated less than investment grade by either Moody's Investors Services ("Moody's") or Standard and Poor's ("S&P"). (Note: for this purpose, a bond that is not rated by either Moody's or S&P will be treated as a bond that is rated less than investment grade.)

     L.   New Issue Purchases During an Initial Public Offering

            Employees who are deemed to be investment persons shall not acquire direct or indirect beneficial ownership of, or otherwise purchase, securities issued during an initial public offering ("IPO").

     M.   Private Placements

            Employees who are deemed to be investment persons are prohibited from acquiring an unregistered security issued in a private placement (or limited offering) without the prior written approval of the Compliance Officer (or designee). Under normal circumstances, such approval will not be withheld if the employee demonstrates in writing that: (1) the investment is not suitable for one or more client accounts; (2) the investment opportunity was unique to the individual circumstances of the employee; (3) the investment did not involve employment with the Adviser as a consideration by the offeree; and (4) no overreaching would or could occur. Investment persons who have been authorized to acquire securities in a private placement must disclose such investment to the Compliance Officer (or designee) when such investment person plays a part in any subsequent consideration of any investment in the issuer by a client account. The decision to purchase securities of the issuer for a client account shall be subject to an independent review by the Compliance Officer (or designee).

            A limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

5.   If You Choose to Trade for Your Own Account

     A.   Your Reporting Obligations When You Open a Brokerage Account

            Each "access person" shall supply to the Compliance Officer (or designee) a completed Asset Disclosure Form (see Exhibit C), identifying all brokerage, company and other institutional accounts subject to the Code and related Procedures in which the employee has a direct or indirect beneficial ownership interest, as defined in
            Section 3(A) above.

            Each  employee is required  to provide an updated  Asset  Disclosure
            Form to the Compliance Officer (or designee) at any time the employee opens or closes any brokerage, company or other institutional account in which he/she has a direct or indirect beneficial ownership interest.

     B.   Get Clearance Before You Trade

          1. Each employee who is deemed to be an access person shall obtain written approval from the Compliance Officer (or designee) prior to buying or selling a security requiring prior approval. This requirement applies to the purchase or sale of each security requiring prior approval in which the employee has a direct or indirect beneficial ownership interest such as purchases or sales for the account(s) of the employee, his/her spouse or minor children, or for accounts of a trust for which the employee is a trustee or in which the employee has a direct or indirect beneficial ownership interest.

          2.   In  the  absence  of  the   Compliance   Officer  (or  designee),
               pre-clearance may be obtained from an executive officer of the Adviser.

          3. Notwithstanding Section 5(B)(1) above, an employee shall not be required to obtain prior approval for transactions in securities that are (a) made for any account(s) over which the employee has no direct or indirect beneficial interest, influence or control,
               (b) made in shares of mutual funds, U.S. government securities or money market instruments, and (c) made for non-Affiliated Accounts.

          4. Employees seeking pre-clearance of securities transactions shall complete Part I of the Pre-Clearance Form (see Exhibit G) and submit the form to the Compliance Officer (or designee). Employees who are not located at the home office of the Adviser may either fax the completed form or verbally provide the Compliance Officer (or designee) with the information necessary to complete Part I of the form.

               For the purpose of approving or disapproving the securities transactions of employees, the Compliance Officer (or designee) shall follow the pre-clearance procedures set forth in Exhibit G, and such other procedures approved by the Adviser for internal control purposes.

          5. Securities transactions in discretionary accounts of access persons must also be approved by the Compliance Officer (or designee) prior to execution of the trade if the security requires prior approval, as defined herein. The employee must provide a copy of the discretionary agreement to the Compliance Officer (or designee) upon commencement of employment or upon a discretionary account.

C.   Report Your Transactions

          1.   General Reporting Requirements

               Each access person shall submit, at the time of employment, quarterly, as appropriate, and annually to the Compliance Officer (or designee) a report of every position held in a reportable security with respect to which the access person has a direct or indirect beneficial ownership interest.

               The initial holding report must be submitted no later than 10 days after the person becomes an access person.

               Notwithstanding the above provisions, an access person shall not be required to report transactions in reportable securities for any account over which the employee has no direct or indirect beneficial interest, influence or control, or, as to the quarterly reports, nonvolitional transactions.

          2.   Provision of Duplicate Confirmations

               The quarterly reporting requirement for access persons described in Section 5(C)(1) above may be satisfied through the provision of duplicate confirmations and monthly/quarterly brokerage statements to the Compliance Officer (or designee) no later than 10 days after the end of the relevant calendar quarter, if all the required information is contained in the confirmations or account statements, or is in the records of the Fund or Adviser. In any event, access persons are required to provide duplicate confirmations and monthly/quarterly brokerage statements for all transactions in reportable securities. The Compliance Officer (or designee) will request each broker/dealer identified on an employee's current Asset Disclosure Form to provide duplicate confirmations and monthly/quarterly brokerage statements for all securities transactions in the employee's account(s). Therefore, it is incumbent upon each employee to make certain that his/her Asset Disclosure Form is maintained on a current basis (i.e., all of the employee's brokerage, company and other institutional accounts are identified) and provided to the Compliance Officer (or designee) in a timely manner. Failure to keep such Asset Disclosure Form current shall result in disciplinary action.

               In cases where it is not possible for the access person's broker/dealer or other institution to provide duplicate confirmations to the Compliance Officer (or designee) for transactions in reportable securities (or in case confirmations are otherwise not available or the information contained in them does not provide all the required information and the required information is not in the Fund's or Adviser's records), the employee is required to furnish a Transaction Report (see Exhibit
               C) to the Compliance Officer (or designee) no later than 10 days after the end of the calendar quarter in which the transaction took place.

          3.   Annual Disclosure of Your Personal Securities Holdings

               Employees who are deemed to be access persons must verify annually (as of each December 31) all holdings of personal securities and other financial property for which they have direct or indirect beneficial interest.

               The information provided must be current as of a date no more than 30 days before the report is submitted.

               Each employee who is deemed an access person must provide to the Compliance Officer (or designee) a complete report, on the Asset Disclosure Form (see Exhibit C), listing each of the securities held for which the employee has direct or indirect beneficial ownership. Subsequent revised lists must be provided to the Compliance Officer (or designee) no later than 20 calendar days (after December 31 of each subsequent year).3 In the event that no securities are held as of the above reporting dates, the report should specify that such employee did not hold securities on the respective reporting date. This report should include book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

6.  Administrative   Procedures  and  Record  Keeping  Responsibilities  of  the
    Compliance Officer

    A.  Who Gets a Copy of the Code of Ethics and Procedures?

        Upon commencement of duty with the Adviser, each new employee shall receive a copy of the Code and related Procedures, and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures. Thereafter, each such employee shall file an Initial Acknowledgment Statement (see Exhibit D) with the Compliance Officer (or designee) in a timely manner, indicating that he/she has read and understands the Code, the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures, and the Procedures under the Code.

        The employee must also attend an orientation session with respect to the Code and related Procedures within 30 days of employment unless a supervisor requests in writing that a 30-day extension of time be granted in order to complete current business.

        On an annual basis, each employee shall file with the Compliance Officer (or designee) an Annual Acknowledgment Statement (see Exhibit E) indicating that the employee has reviewed and understands the provisions of the Code, the Procedures and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures, and that he/she has complied and will continue to comply, with the requirements thereof, unless otherwise previously disclosed to the Compliance Officer (or designee).

-----------------------
3 If an access person has kept an accurate "running count" of his or her holdings throughout the year, the annual update requirement may be satisfied by a written (or electronic), dated confirmation that the recorded information accurately reflects his or her holdings.


    B.  Record Keeping Responsibilities of the Compliance Officer

        The  Compliance   Officer  (or  designee)   shall  be  responsible   for
        maintaining custody of the following records in an easily accessible place for a period of five years:

        . the current Code as well as each Code that was in effect at any time within the past five years;

        . a copy of each report made by an access person, including any information provided in lieu of the reports, pursuant to the requirements of Section 5(C) of these Procedures;

        . lists of all persons, currently or within the past five years, who are or were required to make reports under Section 5(C) of these Procedures, or who are or were responsible for reviewing these reports;

        . a copy of each annual report from the Compliance Officer to the Fund's Board of Trustees, as described in Section 10(A).

        . all Pre-Clearance Forms relating to the personal securities transactions of employees and the records relating to any decision, and the reasons supporting it, to approve the acquisition of investments in limited offerings;

        .   a  written   record  of  each  violation  of  the  Code  or  related
            Procedures, and a written record of any action taken as a result of each such violation; and

        . all employee Acknowledgment Statements referred to in Section 5(C)(3) of the Procedures.

7.  Your Securities Transactions Will Be Monitored

    The duplicate confirmations supplied to the Compliance Officer (or designee) pursuant to Section 5(C)(2) of these Procedures shall be reviewed by the Compliance Officer (or designee) to monitor compliance with the Code and related Procedures. The Compliance Officer (or designee) shall develop review procedures necessary to ensure compliance with the Code, the Procedures, and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures.

    The Compliance Officer (or designee) also will establish and review procedures with respect to monitoring all personal security transactions by employees and make periodic reports to the Boards of Directors/Trustees of the Adviser's investment company clients, as appropriate.

8.  Annual Seminars

    Annually, the Compliance Officer (or designee) will conduct a seminar for the purpose of reviewing with all employees the Code and related Procedures. Attendance at the Annual Review is mandatory. It is the responsibility of each supervisor to ensure that employees subject to such person's submission attend the Annual Review. Failure to attend such review will result in a letter of admonition, censure or other sanction as deemed appropriate by the Compliance Officer (or designee). Such document will be placed in the violations file. Such file is required to be maintained under the rules of the Investment Advisers Act of 1940.

9.  Special Reports to Directors

    The Compliance Officer (or designee) will prepare on a timely basis a report to the Directors/Trustees of any investment company managed by the Adviser explaining significant remedial action taken by the Compliance Officer (or designee) or the Adviser in response to violations of the Code, the related Procedures under the Code or the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures.

10. Annual Reports by the Compliance Officer

    A. Annually, the Compliance Officer (or designee) will provide a written report to the Fund's board, which will (a) describe any issues arising under the Code or Procedures since the last report, including information about material violations of the Code or Procedures and sanctions imposed in response to the material violations, and (b) certify that the Fund and Adviser each has adopted procedures reasonably necessary to prevent access persons from violating the Code.

    B. Also, once each year, the Compliance Officer (or designee) will report to the Boards of Directors/Trustees of the Adviser's investment company client accounts with regard to evolving industry practices or developments in applicable laws or regulations during the past year, recommend changes in the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures or Procedures under the Code, report any violative conduct of a substantial nature requiring significant remedial action occurring during the last year, and other information as requested by the directors/trustees.

11. What Can Happen If You Violate the Code

    Employees violating or about to violate the provisions of the Adviser's Code or these Procedures may be subject to sanctions, which may include, among other things, restrictions on such person's personal securities transactions; a letter of admonition, education or formal censure; fines; suspension, reassignment, demotion or termination of employment; or other significant remedial action.

    Employees may also be subject to disgorgement proceedings for transactions in securities that are inconsistent with Sections 5(B)(15) and 5(B)(16) of the Code. Any profits realized on trades within any proscribed period (see
    Section 5(B)) are required to be disgorged to charitable organizations or nonprofit entities as determined by the Compliance Officer (or designee).

12. Special Procedures For Accounts in Which Access Persons and Investment Persons Have an Ownership Interest

    Access Persons, including Investment Persons, are subject to, and must comply with, the provisions of the Code of Ethics. However, in view of the "Statement of Policy and Procedures for Allocation and Aggregation of Trades of Securities" adopted by the Adviser and approved by the Fund's Board of Trustees, the following special procedures have been developed in lieu of the "blackout" provisions set forth in Sections 5(B)(15) -(16) of the Code of Ethics, as well as the provisions of Sections 4(I) ("Blackout Periods"), 5(B) (Pre-Clearance), and 5(C) (Reporting) of the Procedures for transactions by partnerships, hedge funds or similar accounts in which Access Persons have a beneficial ownership interest, including Affiliated Accounts. However, these procedures are not intended to abrogate the general principle that the client's interests always come first. In no event should any account in which an Access Person has a beneficial ownership interest be favored over other accounts in determining quantity allocations, price allocations or priority of order execution. If a procedure is not explicit in any respect, that general principle will control.

    Accordingly, subject to the limitations set forth below, accounts in which Access Persons, including Investment Persons, have an interest will be permitted to effect transactions in the same or similar securities and on the same day as other advisory clients of the Adviser, provided that there are no other policies or procedures that would preclude the transaction (e.g., the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures). Sections 5(B)(15) - (16) of the Code of Ethics and Sections 4(I), 5(B), and 5(C) of the Rules and Procedures Adopted Under the Code of Ethics shall not apply to transactions by accounts in which Access Persons have a beneficial ownership interest, provided that (i) such transactions are effected in accordance with the "Statement of Policy and Procedures for Allocation and Aggregation of Trades of Securities" adopted by the Adviser and approved by the Fund's Board of Trustees, (ii) no Investment Persons individually or in the aggregate own 5% or more of the account, (iii) no Investment Persons and/or Access Persons, individually or in the aggregate own 25% or more of the account, and (iv) no Investment Persons may manage more than three such accounts (i.e., accounts in which Investment Persons and/or Access Persons have an interest), and each such account should differ in investment policy so that no more than 25% of the securities in the account are in common with those in other such accounts.

                                    Exhibit A

                         WHAT IS "BENEFICIAL OWNERSHIP"


The purpose of this exhibit is to illustrate situations in which an employee has or does not have direct or indirect beneficial ownership of a security. If an employee has direct or indirect beneficial ownership of a "reportable security" he/she is required to report transactions in the security according to the provisions of Section 5 of the Procedures. If an employee has or acquires beneficial ownership of a "security requiring prior approval," he/she is required to pre-clear transactions in such security according to the provisions of Section 5 of the Procedures. In other words, with respect to securities beneficially owned by an employee, the employee reports transactions in "reportable securities" and pre-clears transactions in "securities requiring prior approval" as if the transactions were his/her own.

A.   What is Beneficial Ownership?

     As used in the Procedures, beneficial ownership will be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is a beneficial owner of a security for purposes of your reporting obligations under the Procedures. For the purposes of Rule 16a-1(a)(2), beneficial ownership means:

 .    having  or  sharing,   directly  or   indirectly,   through  any  contract,
     arrangement, understanding, relationship or otherwise, a direct or indirect pecuniary interest in any class of equity securities

 .    the  term  "pecuniary   interest"  means  the   opportunity,   directly  or
     indirectly,o profit or share in any profit derived from a transaction in the subject securities.

Using the above definition as a general guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors are the degree of the individual's ability to exercise control over the security and the ability of the individual to benefit from the sale of the security. Employees are encouraged to seek the advice of the Compliance Officer (or designee) if they have any questions concerning whether or not they have beneficial ownership of any security, including those in any pension or retirement plan.

B.   General Rules as to Beneficial Ownership

     1.   Securities Held by Family Members

     As a general rule, the term "indirect pecuniary interest" includes securities held by members of a person's immediate family sharing the same household. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships. Absent countervailing facts, it is expected that securities held by relatives who share the same home as the reporting person will be reported as beneficially owned by such person.

     2.   Derivative Securities

     The term "indirect pecuniary interest" includes the right to acquire an equity security through the exercise or conversion of any derivative security. Thus, transactions in derivative securities have to be reported even if the derivative securities are not presently exercisable. In general, the term "derivative security" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security.

     3.   Securities Held by a Corporation

     Generally, ownership of securities in a company (i.e., corporation or similar entity) does not constitute beneficial ownership with respect to the holdings of the company in the securities of another issuer. However, an owner of securities issued by a company will be deemed to have beneficial ownership in the securities holdings of the company where the owner is a controlling shareholder of the company and has or shares investment control.

     4.   Partnerships

     General partners of both limited and general partnerships have an indirect pecuniary interest in the portfolio holdings of the partnership. A general partner's pecuniary interest is his proportional interest in the partnership's portfolio securities measured by the greater of (1) his share of the partnership profits including any interest in profits that arise from the purchase and sale of the partnership's portfolio securities, or
     (2) his share of the partnership capital account. Limited partners do not generally have an indirect pecuniary interest in portfolio holdings of the partnership.

     5.   Securities Held in Trust

     In general, if a trustee subject to Section 16 of the Securities Exchange Act of 1934 has a pecuniary interest in any holding or transaction in the issuer's securities held by the trust, such holding or transaction is attributed to the trustee.

     A trustee also will be deemed to be a beneficial owner of securities in a trust where at least one beneficiary of the trust is a member of the trustee's immediate family, as defined above.

     The rules governing the issue of under what circumstances a trust, trustee or beneficiary have to report its, his or her transactions are complicated. Employees are encouraged to seek the advise of the Compliance Officer (or designee) in connection with securities held in a trust.

     6.   Securities Not Beneficially Owned

     Beneficial ownership does not include indirect investment by any person in portfolio securities held by:

          . any holding company registered under the Public Utility Holding Company Act;

          .    any investment company registered under the 1940 Act;

          . interests in securities constituting part of a broad-based publicly traded market basket or index of stocks, approved for trading by the appropriate governmental authority.

C.  Examples of Beneficial Ownership

    1. Securities Held by Family Members

       Example 1. X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband, Y contributes to the maintenance of the family's home. X and Y have engaged in joint estate planning and have the same financial advisor. Since X and Y's resources are clearly significantly directed toward their common property, they will be deemed to be beneficial owners of each other's securities.

       Example 1-B. X's adopted son Z lives in X's home. Z is self-supporting and contributes to household expenses. X is presumed to have an indirect pecuniary interest in Z's securities, and therefore is subject to the reporting obligations described above with respect to Z's securities.

    2. Securities Held by a Company

       Example 2-A. O is a holding company with five shareholders. Although O does no business on its own, it has several wholly owned subsidiaries that manufacture oil-related products. X is a controlling shareholder of O and shares investment control over O's portfolio. X has a beneficial interest in the securities holdings of O.

    3. Securities Held in Trust

       Example 3-A. X is trustee of a trust created for his minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the trust.

       Example 3-B. X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report and pre-clear the securities transactions of the trust as his own.

    4. Book Entry Shares in Public Companies

       Certain widely held public companies provide for automatic share accumulation programs directly from the respective companies. Initial transactions pursuant to these programs must be pre-cleared by the Compliance Officer (or designee), but subsequent investments do not require pre-clearance. However, such holdings should be reported on the Initial/Annual Asset Disclosure Form (see Exhibit C). Other types of automatic programs that do not require pre-clearance include:

          .    automatic   withdrawal  from  checking  account,   monthly,   for
               investments in book entry shares in public companies; and

          . automatic reinvestment of dividends in established book entry accounts with public companies.

    5. Investment Clubs

       Transactions by an Investment Club in which an employee is a participant, partner or otherwise has a direct or indirect beneficial ownership, are subject to the pre-clearance and reporting provisions described in the Procedures.

                                   EXHIBIT B

The Procedures under the Code of Ethics require that certain employees obtain the approval of the Compliance Officer (or designee) before purchasing or selling any security requiring prior approval, and that such employees enable the Compliance Officer (or designee) to receive duplicate confirmation for all of their transactions in reportable securities. The table below is intended to show the types of securities that are considered to be securities requiring prior approval and reportable securities. This list does not purport to be an exhaustive list of securities requiring prior approval and reportable securities, and questions should be directed to the Compliance Officer (or designee) when clarification is necessary.

======================================================================================================================

                                                                         Securities Requiring        Reportable
                          Types of Securities                               Prior Approval           Securities
------------------------------------------------------------------------ ---------------------- ======================
Securities issued or guaranteed by the U.S. government, its agencies              No                     No
or instrumentalities
------------------------------------------------------------------------ ---------------------- ======================
------------------------------------------------------------------------ ---------------------- ======================
Money market instruments, such as bankers' acceptances, certificates              No                     No
of deposit or repurchase agreements
------------------------------------------------------------------------ ---------------------- ======================
------------------------------------------------------------------------ ---------------------- ======================
Securities issued by open-end investment companies (including the                 No                     No
Adviser's clients) and unit investment trusts
------------------------------------------------------------------------ ---------------------- ======================
------------------------------------------------------------------------ ---------------------- ======================
Securities and stock options issued by the Adviser, if any                        No                     Yes
------------------------------------------------------------------------ ---------------------- ======================
------------------------------------------------------------------------ ---------------------- ======================
Options on a stock market index, foreign currency, etc.                           No                     Yes
------------------------------------------------------------------------ ---------------------- ======================
------------------------------------------------------------------------ ---------------------- ======================
Unregistered or private placement securities or "limited offerings"               Yes                    Yes
------------------------------------------------------------------------ ---------------------- ======================
------------------------------------------------------------------------ ---------------------- ======================
Securities issued by a closed-end investment company                              Yes                    Yes
------------------------------------------------------------------------ ---------------------- ======================
------------------------------------------------------------------------ ---------------------- ======================
Securities issued or guaranteed by any foreign government, its                    No                     Yes
agencies or instrumentalties
------------------------------------------------------------------------ ---------------------- ======================
======================================================================== ---------------------- ======================
Variable annuities issued by insurance company separate accounts                  No                     No
======================================================================== ---------------------- ======================
All securities other than those described above, including but not
limited to:                                                                       Yes                    Yes
--   corporate bonds, notes and debentures
--   equity stock, including common and preferred (and options thereon)
--   foreign securities, including ADRS, GDRS, etc.
--   limited partnership interests
--   municipal bonds notes and debentures
--   rights and warrants                                                          Yes                    Yes
     securities acquired upon the exercise of rights, warrant and options
======================================================================== ---------------------- ======================

The following transactions are exempt from the pre-clearance and/or reporting process, even if the security involved requires pre-clearance and/or reporting:

-    Automatic  reinvestment  plans for mutual funds and other securities (the initial  investment is not exempt from this process)

-    Purchases and sales that are non-volitional

Private securities  transaction  involving securities that require pre-clearance and/or reporting are not exempt from this process.
======================================================================================================================







                                                                       EXHIBIT C: Initial/Annual Reporting Forms

                                                                  Employee Report of Holdings in Securities
                                              Initial/Annual Disclosure of Personal Securities Holdings (Asset Disclosure Form)
------------------------------------------------------------------------------------------------------------------------------------
                                      (Circle Initial Or Annual)
Name:
Department:
Date:
Employee Number:
------------------------------------------------------------------------------------------------------------------------------------
I have direct or indirect  ownership** interest in the following securities that are held at the following broker/dealers, companies or other institutions:
------------------------------------------------------------------------------------------------------------------------------------
 -------------------------- ----------------------- --------------------------------------------------------------------------------
 Name of Security    No. of Shares or   Name & Address: Broker/Dealers, Companies or Other Institutions   Account Number   Account
                     Principal Amount                                                                                   Registration
 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------
 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------

 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------
 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------

 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------
 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------

 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------
 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------

 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------
 ------------------- ------------------ ----------------------------------------------------------------- ------------- ------------
                                                 (Use  reverse  side to enter additional information.)

I have identified above all applicable brokerage, company and other institutional accounts in which I have a direct or indirect beneficial ownership interest. I understand that I must contact the Compliance Officer (or designee) at the time an account is closed and/or new account is opened.
Signature:

**Accounts for which you have a direct or indirect beneficial ownership interest include, for example, your own accounts as well as accounts of your spouse and/or minor children, adults living in your home, and trusts for which you are trustee or in which you have a beneficial ownership interest. Please call the Compliance Officer (or designee) if you are unsure if you have a beneficial ownership interest in a brokerage account.

------------------------------- ------------------------------------------------
------------------------------- ------------------------------------------------

------------------------------- ------------------------------------------------
------------------------------- ------------------------------------------------

------------------------------- ------------------------------------------------
------------------------------- ------------------------------------------------

------------------------------- ------------------------------------------------
------------------------------- ------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                 Employee Report of Holdings in Securities
                                             Initial/Annual Disclosure of Personal Securities Holdings (Asset Disclosure Form)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------ ----------------------------------------------------------------------------------------- -----------

------------------------------ ----------------------------------------------------------------------------------------- -----------
------------------------------ ----------------------------------------------------------------------------------------- -----------

------------------------------ ----------------------------------------------------------------------------------------- -----------
------------------------------ ----------------------------------------------------------------------------------------- -----------

------------------------------ ----------------------------------------------------------------------------------------- -----------
------------------------------ ----------------------------------------------------------------------------------------- -----------

------------------------------ ----------------------------------------------------------------------------------------- -----------
------------------------------ ----------------------------------------------------------------------------------------- -----------

------------------------------ ----------------------------------------------------------------------------------------- -----------
------------------------------ ----------------------------------------------------------------------------------------- -----------

------------------------------ ----------------------------------------------------------------------------------------- -----------
------------------------------ ----------------------------------------------------------------------------------------- -----------

------------------------------ ----------------------------------------------------------------------------------------- -----------

         Please check the box if you wish to disclaim beneficial ownership of any security listed on this report.

                       Exhibit C: Quarterly Reporting Form

                MEMORANDUM FOR TRANSACTIONS IN A CALENDAR QUARTER

To:               Compliance Officer (or designee)

From:
                  (Please print or type)

Date:

Subject:           Personal Securities Transaction Report*

This Personal Securities Transaction Report ("Report") is submitted pursuant to the Procedures under the Code of Ethics of FBR Fund Advisers, Inc., FBR Investment Services, Inc. and The FBR Family of Funds. The table below lists information with respect to purchases or sales in any reportable security in which I may be deemed to have a direct or indirect beneficial ownership interest. I understand that I may have direct or indirect beneficial ownership of securities of which certain other persons are the record owners as well as securities of which I am the record owner, and I have included transactions in such securities in this Report where applicable. I also understand that I am not required to include in this Report transactions effected for any account over which I do not have any direct or indirect beneficial interest, influence or control.

I hereby certify that:

1. I am fully familiar with the Code of Ethics and the related Procedures referred to above as well as the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures.

2. To the best of my knowledge, the information furnished in this Report is complete, true and correct.

         Employee Signature

------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------
                                          Shares or                                    Broker,
Date of                      Title of     Principal       **Nature of                  Dealer or
Transaction        Issuer    Securities   Amount***       Transaction    Price/Unit    Bank              ****
------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------
------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------

------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------
------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------

------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------
------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------

------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------
------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------

------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------
------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------

------------------ --------- ------------ --------------- -------------- ------------- ------------- --------------

* Important Note: This Report is due no later than 10 calendar days after the end of the calendar quarter in which the transaction took place.

**   Purchase, sale or any other type of disposition or acquisition.

***  Interest rate and maturity date (if applicable).

**** Check this column, if you wish to disclaim beneficial ownership of any security listed on this Report.

                    Exhibit D: Initial Acknowledgement Forms


                    (Privileged And Confidential Information)


                             THE FBR FAMILY OF FUNDS
                                 CODE OF ETHICS
                           INITIAL ACKNOWLEDGMENT FORM

         I have read the Code of Ethics of the FBR Fund Advisers, Inc., FBR Investment Services, Inc. and The FBR Family of Funds, the related Procedures and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures, and I understand the requirements thereof. I certify that I will comply with the above. I understand that any violation of the above may lead to sanctions or other significant remedial action.

         Print Name ___________________

         Signature ____________________

         Date__________________________

                    (Privileged And Confidential Information)


                             THE FBR FAMILY OF FUNDS
                                 CODE OF ETHICS
                           INITIAL ACKNOWLEDGMENT FORM
                         (Access and Investment Persons)

         I have  read  the  Code of  Ethics  of FBR  Fund  Advisers,  Inc.,  FBR
Investment Services, Inc. and The FBR Family of Funds, the related Procedures and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures, and I understand the requirements thereof. I certify that I will comply with the above. I understand that any violation of the above may lead to sanctions or other significant remedial action. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Sections 5(B)(15)-(16) of the Code.

         As appropriate, I have disclosed to the Compliance Officer (or designee) all personal securities holdings for which I have direct or indirect beneficial ownership and I will continue to do so on an annual and quarterly (if appropriate) basis as long as I am employed with any of the entities names above or any of their affiliates, and I will continue to keep this information current with the Compliance Officer (or designee).

         I understand that there may be prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an initial public offering (IPO).

         Print Name ___________________

         Signature  ___________________

         Date _________________________

                     Exhibit E: Annual Acknowledgement Forms

                    (Privileged And Confidential Information)


                             THE FBR FAMILY OF FUNDS
                                 CODE OF ETHICS
                           ANNUAL ACKNOWLEDGMENT FORM


         I have read the Code of Ethics of the FBR Fund Advisers, Inc., FBR Investment Services, Inc. and The FBR Family of Funds, the related Procedures and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures. I understand the requirements thereof, and except as otherwise disclosed to the Compliance Officer (or designee), I certify that I have, to date, complied with and will continue to comply with such requirements, including, but not limited to, those requirements relating to gifts. I understand that any violation of the above may lead to sanctions or significant remedial action.

         Print Name  ______________________

         Signature  _______________________

         Date _____________________________

                    (Privileged And Confidential Information)


                             THE FBR FAMILY OF FUNDS
                                 CODE OF ETHICS
                           ANNUAL ACKNOWLEDGMENT FORM
                         (Access and Investment Persons)

         I have  read  the  Code of  Ethics  of FBR  Fund  Advisers,  Inc.,  FBR
Investment Services, Inc. and The FBR Family of Funds, the related Procedures (collectively, the "Code")and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures. I understand the requirements thereof, and except as otherwise disclosed to the Compliance Officer (or designee), I certify that I have, to date, complied with, and will continue to comply with, such requirements. I understand that any violation of the above may lead to sanctions or significant remedial action. I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Sections 5(B)(15) - (16) of the Code.

         As appropriate, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code. I have reported to the Compliance Officer (or designee) all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership held at broker/dealers, companies or other institutions. I have disclosed all personal securities for which I have direct or indirect beneficial ownership. I will continue to do so on an annual and quarterly (if appropriate) basis as long as I am employed by the entities named above or their affiliates.

         I understand that there may be prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an initial public offering (IPO).

         Print Name  _______________________

         Signature  ________________________

         Date  _____________________________

                                    Exhibit F

      Procedures For The Pre-Clearance Of Personal Securities Transactions

1.   Securities Transactions Requiring Pre-Clearance

     Employees who are deemed to be access persons desiring to purchase or sell a security requiring prior approval must request approval from the Compliance Officer (or designee) prior to execution of such transaction. (Note: Pre-clearance is also required for transactions in securities requiring prior approval whenever an employee has or acquires a beneficial ownership interest in such security.) Failure to obtain pre-clearance when required will generally be considered a violation of these Procedures.

     Employees are encouraged to seek pre-clearance for all of their transactions in reportable securities; however, pre-clearance is required only for transactions in securities requiring prior approval. Exhibit B summarizes the difference between reportable securities and securities requiting prior approval.

2.   Pre-Clearance Procedures

     The procedure described below shall be followed in order to ascertain whether a proposed personal securities transaction by an employee should be approved or disapproved. Employees should recognize that this procedure is designed to provide legal protection to the Adviser, its clients and employees.

     A.   Completion of Part I of Pre-Clearance Form

          Requests for the pre-clearance of securities transactions shall be documented by completion of the Pre-Clearance Form (see Exhibit G). The employee seeking to purchase or sell a security requiring prior approval shall complete Part I of the form in full and submit it to the Compliance Officer (or designee), and shall provide all of the information required by Part I of the form.

     B.   Completion of Part II of Pre-Clearance Form

          The Compliance  Officer (or designee)  shall review the information in
          Part I of the Pre-Clearance Form for completeness. If the proposed transaction requires pre-clearance, or the employee seeks pre-clearance even though it is not required, the Compliance Officer
          (or designee)  will work with the  Investments  Department to complete
          Part II of the form.

          Part II of the Pre-Clearance Form is completed for the purpose of ascertaining whether there are any potential conflicts of interest between recent or anticipated securities transactions in client accounts and proposed transactions by employees. However, the Adviser believes that before an employee engages in any securities transaction, such employee has a duty to determine that the proposed transaction would not be in conflict with recent or proposed securities transactions in client accounts and would otherwise be in compliance with the Code and these Procedures.

     C.   Considerations During the Pre-Clearance Process

     1.   Anticipated Client Account Trades

          For access persons, if any client account is considering the purchase of the same or equivalent security, the Compliance Officer (or designee) will disapprove the proposed transaction if it is a purchase of the same or equivalent security of the same issuer. If any client account is considering the sale of the same or equivalent security, the Compliance Officer (or designee) will disapprove the transaction if it is a sale of the same or equivalent security of the same issuer.

     2.   Parallel Transactions

          For access persons, if a client account has recently purchased a security, ordinarily there is no reason for the Compliance Officer (or designee) to disapprove a subsequent purchase of the same or equivalent security of the same issuer, provided all client account transactions have taken precedence over the employee's proposed transaction and there are no anticipated client account transactions in the same or equivalent security of the same issuer. Likewise, if a client account has recently sold a security, ordinarily there is no reason for the Compliance Officer (or designee) to disapprove a subsequent sale of the same or equivalent security, so long as there are no anticipated client account transactions in the same or equivalent security of the same issuer. Investment persons are subject to the seven-day blackout period on all proposed transactions as described in Section 2(C)(4) below.

     3.   Opposite Transactions

          If any client account has, within the past seven calendar days, sold the same or equivalent security of the same issuer, the Compliance Officer (or designee) disapproves the access person's proposed security transaction if it is a purchase. If any client account has, within the past seven calendar days, purchased the same or equivalent security of the same issuer, the Compliance Officer (or designee) will disapprove the access person's transaction if it is a sale. Investment persons are subject to the seven-day blackout period on all proposed transactions as described in Section 2(C)(4) below.

          Depending on the circumstances in each case, the Compliance Officer (or designee) may impose a "cooling-off period" longer or shorter than the seven-day period described above. Some of these circumstances could include whether the security is thinly traded, the number and dollar volume of transactions of employees and client accounts, and the employee's involvement in the investment process. (Note: The day of the last client account trade is counted as the first day of this five day period.)

     4.   Blackout Periods

     A.   Same Day.

          Access persons are prohibited from executing a securities transaction on any day during which a client account has a pending, "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn.

          Exceptions. Notwithstanding anything to the contrary, an access person may engage in transactions in the same securities or similar securities as the Fund provided that (1) the transactions are aggregated and (2) in the opinion of the trader and the Compliance Officer (or designee), the transaction is not likely to adversely affect the price at which the Funds' order will be executed. Generally, transactions in securities with an average monthly trading volume of $100 million or more shall be presumed to meet these criteria. In addition, an access person may engage in transactions in mutual fund shares and government securities without regard to the blackout period.

     B.   Seven-Days

          Investment persons are prohibited from buying or selling a security within at least seven calendar days before or after a client account trades in the same or equivalent security. (Note: The day of the last client account trade is counted as the first day of this seven calendar day period.)

          If any client account purchases or sells a security within seven days before or after a trade by an investment person, the Compliance Officer (or designee) has the authority to require that the employee's trade be unwound or canceled. The Compliance Officer (or designee) shall require that the employee take such action as necessary to unwind, reverse or disgorge such securities. The Compliance Officer (or designee) shall direct the employee to relinquish any profits obtained as a result of unwinding or canceling the trade. Any losses or associated commissions realized on trades within the prescribed period are the responsibility of the employee who executed the trade during a blackout period and as a result had to unwind or cancel the trade.

     C.   30-Days

          Investment persons are prohibited from profiting in the purchase and voluntary sale, or sale and voluntary purchase, of the same or equivalent security within 30 calendar days of a trade by any client account. If such employee purchases and sells the same or equivalent security or other property of the same issuer during this 30-day blackout period, the Compliance Officer (or designee) shall direct the employee to relinquish any profits obtained from such short-term transactions. The Compliance Officer (or designee) may adopt rules providing for exceptions upon application on a case-by case basis.

     D.   Conflict of Interest Monitoring

          All personal trades executed by access persons will be monitored by the Compliance Officer (or designee) for current and future conflicts of interest with client accounts.

     5.   Options

          Any transaction in an option by an access person will be disapproved by the Compliance Officer (or designee) if a client account holds, at the time of the employee's proposed transaction, a long or short position in either the option itself or in the underlying security to which the option relates. If the option and the security to which the option relates are not held by client accounts at the time of the employee's proposed transaction, the employee's transaction in the option may be approved, but only if there are no apparent conflicts of interest as a result of the pre-clearance process.

          As described previously, an option relating to common stock will be treated as an "equity security" for purposes of the pre-clearance process. If the employee has sought pre-clearance for an options transaction, the Compliance Officer (or designee) reminds the employee that pre-clearance is required for both the opening and closing transaction. He/she also advises the employee that if the opening transaction is approved, the closing transaction could be difficult to approve due to apparent conflicts of interest or competing obligations that arise after the time the employee's opening transaction was approved. In cases where the pre-clearance process indicates that bona fide, apparent conflicts of interest exist or where obligations to client accounts appear to be in competition with the securities transactions of employees, the first preference and priority must be given to transactions of client accounts. Consequently, the approval of options transactions can be delayed in order to establish that first preference and priority has been given to client accounts. Effectively, therefore, options transactions take on an added element of risk -- the rapidly declining time value of options is coupled with the need, in some cases, to delay closing transactions of individuals to ensure that first preference and priority is given to the execution of any pending client account transactions.

          Because of the foregoing, employees must recognize that closing options transactions can be disapproved or delayed in certain cases and that additional risks can therefore result from engaging in options transactions.

     6.   Initial Public Offering ("IPOs")

          Investment persons may not acquire direct or indirect beneficial ownership or otherwise purchase securities issued during an IPO.

     7.   Private Placements

          Investment persons are prohibited from acquiring an unregistered security issued in a private (or limited) placement without the prior written approval of the Compliance Officer (or designee). Under normal circumstances, such approval will not be withheld if the employee demonstrates in writing that: (1) the investment is not suitable for one or more of the Adviser's clients, (2) the investment opportunity was unique to the individual circumstances of the employee, (3) the investment did not involve employment with the Adviser or its affiliated broker-dealer as a consideration by the offeree, and (4) no overreaching would or could occur. Investment persons who have been authorized to acquire securities in a private placement must disclose such investment to the Investment Policy Committee when such investment person plays apart in any subsequent consideration of any investment in the issuer by a client account and that the client's decision to purchase securities of the issuer should be subject to an independent review by the Committee.

     8.   Non-Investment Grade Corporate Bonds

          If an access person wishes to purchase a corporate bond that is held in one or more client accounts and which is currently not rated or rated less than investment grade, the Compliance Officer (or designee) disapproves the proposed transaction. (For further details, see
          Section 4(K) of the Procedures adopted under the Code.)

     D.   Approval

          Unless the employee's proposed transaction has been disapproved, the Compliance Officer (or designee) will indicate his/her approval of the transaction by signing the Pre-Clearance Form. The form is kept on file in the Compliance Office, as required under Section 6(B) of the Procedures.

          Ordinarily, the securities transactions of employees will be disapproved if they fail to meet the foregoing approval criteria. However, in some circumstances it may be appropriate for a securities transaction to be approved even though one or more of the above criterion indicates that the transaction should be disapproved. In such cases, the reason for justifying such a trade will be described in the "Comments" section of the Pre-Clearance Form or on a supplemental sheet to the form.

          1.   Approval Period

               Execution of an approved securities transaction is permissible through the date indicated in Part I of the Pre-Clearance Form, provided that, ordinarily, execution shall be effected no later than the day following the date of the request for pre-clearance.

          2.   Procedure for Appealing Disapproved Securities Transactions

               If any employee believes that a disapproved securities transaction should have been approved, he/she may appeal the decision of the Compliance Officer (or designee) by presenting a written request for approval to the President of the Adviser.

                                    Exhibit G

Pre-Clearance of Personal Securities Transaction Forms

(Note: Execution of all approved transactions should be effected no later than the date following the date the request for prior approval was approved.)


                    PART 1: To be completed by FBR Fund Advisers, Inc. employee seeking pre-clearance.

-------------- -------------------------------------------------------------------------------------------------------
1a.            Employee Name:
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
1b.            Employee Number:
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
2.             Department:
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
3.             Phone #:
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
4.             Date of Request:
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
5.             Name of Issuer/Security:
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
5a.            Quantity (specify Par/Shares/Contracts):
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
5b.            Is this a purchase or sell transaction?
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
5c.            Security Type (common stock, option, bond etc.):
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
5d.            CUSIP Number and TICKER Symbol:
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
5e.            Is this security a new issue (IPO)? [IPO's ARE PROHIBITED!!!]
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
5f.           Is this an unregistered, private placement or limited placement security?
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
5g.           Is this security a corporate bond that is unrated/below investment grade?
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
6.            Have you purchased or sold equivalent securities of the same issuer within the past 60 calendar days?
-------------- -------------------------------------------------------------------------------------------------------
-------------- -------------------------------------------------------------------------------------------------------
7.            Date by which proposed transaction is to be completed:
-------------- -------------------------------------------------------------------------------------------------------
8.           Name of broker/dealer to provide duplicate confirmation to Compliance Office:

-------------- -------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Employee Certification:
To the best of my knowledge,  no FBR Fund Advisers, Inc. client account holds or is considering  the purchase or sale of the same (or  equivalent)  securities of this  issuer.  I have read the Code of Ethics of FBR Fund  Advisers,  Inc.,  FBR
Investment  Services,  Inc. and The FBR Family of Funds, the related  Procedures
(collectively,  the  "Code") and the  Friedman,  Billings & Ramsey  Group,  Inc.
Insider Trading  Compliance  Procedures within the past year, and I believe that this transaction complies with the above.
Employee's Signature:
----------------------------------------------------------------------------------------------------------------------



                                Form for Pre-Clearance of Personal Securities Transactions

                       Part II: To be completed by Compliance Officer (or designee) and Trading Desk

         -------------------------------------------------------------------------------------------------------------
         CUSIP Number or TICKER Symbol:
         -------------------------------------------------------------------------------------------------------------
         Issuer/Security Name:
         -------------------------------------------------------------------------------------------------------------

         ------------------- -----------------------------------------------------------------------------------------
1.                           Has any  transaction  involving  this security been
                             made in any FBR Fund Advisers,  Inc. client account
                             within the last 7 days?

         ------------------- -----------------------------------------------------------------------------------------
2.                           Are there any pending or  anticipated  transactions
                             by any  FBR  Fund  Advisers,  Inc.  client  account
                             involving this security?

         ------------------- -----------------------------------------------------------------------------------------
3.                           Do any FBR Fund Advisers, Inc. client accounts currently hold this security?  If Yes,

         ------------------- -----------------------------------------------------------------------------------------

         --------------------------------------- ---------------------------------------------------------------------
4.                                               (a) Qty  Held  (b) Date and (c)
                                                 Type   ("P"  or  "S")  of  last
                                                 transaction/(d)   "*"   if  any
                                                 transaction is pending
         --------------------------------------- ---------------------------------------------------------------------

                                                 ---------------------------------------------------------------------
         ---------------------------------------

         --------------------------------------- ---------------------------------------------------------------------

         --------------------------------------- ---------------------------------------------------------------------

         --------------------------------------- ---------------------------------------------------------------------

         --------------------------------------- ---------------------------------------------------------------------

         --------------------------------------- ---------------------------------------------------------------------

5.       Reviewed By:
                             (Head Trader)                                                (Date)
6.       Approved By:
                             (Compliance Officer)                                         (Date)
7.
         -------------------------------------------------------------------------------------------------------------
         Comments:
         -------------------------------------------------------------------------------------------------------------